2/7/2005 11:00 AM ET

Vitran Corporation to Present at Deutsche Bank 15th Annual Global Transportation Conference on February 16

TORONTO, Feb 7, 2005 (BUSINESS WIRE) —

Vitran Management Presentation to be Webcast Live

Vitran Corporation Inc. (AMEX:VVN)(TSX:VTN), a North American transportation and logistics firm, is scheduled to present at the Deutsche Bank Global Transportation Conference on Wednesday, February 16, 2005. Vitran President & CEO Rick Gaetz and Chief Financial Officer Sean Washchuk will address the investment community at approximately 1:45 p.m. ET at The Ritz-Carlton Hotel in Naples, Florida.

Interested parties can access a live audio webcast of the Vitran presentation at www.conferences.db.com or at the Vitran website — www.vitran.com, under the “Investor Relations” section. An audio replay of the presentation will be available by the end of the day and will be archived for 60 days.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (AMEX:VVN)(TSX:VTN), visit the website at www.vitran.com.

Vitran Corporation Inc. (TSX:VTN) (AMEX:VVN)

SOURCE: Vitran Corporation Inc.

Vitran Corporation Inc. Richard E. Gaetz President/CEO (416) 596-7664 OR Vitran Corporation Inc. Sean Washchuk VP Finance/CFO (416) 596-7664 OR Jaffoni & Collins Incorporated Robert L. Rinderman (212) 835-8500 OR Jaffoni & Collins Incorporated Purdy Tran (212) 835-8500 VVN@jcir.com

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